SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Agreement") is entered into by and between Northstar Healthcare, Inc., a British Columbia, Canada corporation ("NHI") and NHC ASC – Dallas, LLC, a Texas limited liability company ("NHC ASC") and is effective as of December 1, 2013 (the "Effective Date").

WITNESSETH

WHEREAS, NHI has entered into Medical Office Building Lease Agreement, dated June 1, 2012, by and between Assignor (as Tenant) and Landlord (as defined below), regarding Suite 700 (the "Suite 700 Lease") and (ii) Medical Office Building Lease Agreement, dated October 17, 2013, by and between Assignor (as Tenant) and Landlord, regarding Suites 525 and 540 (as amended on each of November 30, 2013 and December 1, 2013, being referred to herein as the "Suites 525/540 Lease and Amendments" and, together with the Suite 700 Lease, being sometimes referred to herein individually and collectively as the "Lease") attached as Exhibit A with Southwest Professional Building, Ltd., a Texas limited partnership (the "Landlord"), to lease premises located at 5920 Forest Park, Suites 525, 540, and 700, Dallas, Texas 75235 (the "Facility");

WHEREAS, NHI wishes to sublease the Facility to NHC ASC;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, terms, conditions, and agreements hereafter provided, the parties mutually agree as follows:

1. **Term.** The term of this Agreement shall commence as of the Effective Date and shall, unless sooner terminated as provided in Section 5 below, continue for a year from the Effective Date. This Agreement shall be automatically renewed for subsequent periods of one year unless terminated in accordance with Section 5.

2. **Lease.** During the term of this Agreement, NHI shall lease the Facility to NHC ASC on the following terms and conditions:

(a) Facility. NHI hereby leases to NHC ASC and NHC ASC hereby agrees to let from NHI, on an exclusive basis during the Term, the Facility. The provisions and obligations in this Agreement are subject and subordinate to the provisions and obligations contained in any financing, security interest, mortgage, lien or other encumbrance NHI may, in its reasonable discretion, place upon the Facility. NHC ASC shall have no right to use, alter, repair, augment, or remove the Facility. NHC ASC shall have exclusive use of the Facility during the Term. Except as otherwise provided herein, all expenses of maintaining the Facility shall be borne by NHC ASC.

(b) Billing and Collection. NHC ASC shall have the sole responsibility for billing and collecting for services rendered to its patients under this Agreement. **NHI MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO NHC ASC'S ABILITY TO LAWFULLY BILL AND COLLECT FOR SERVICES RENDERED BY NHC ASC WITH THE FACILITY. NHC ASC IS STRONGLY ADVISED TO FAMILIARIZE ITSELF WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS, INCLUDING, WITHOUT LIMITATION MEDICARE AND MEDICAID BILLING LIMITATIONS AND STARK LIMITATIONS ON BILLING FOR DESIGNATED HEALTH SERVICES.**

3. **Compensation to NHI.**

(a) Payment of Rent. NHC ASC hereby agrees to provide consideration to NHI in the form of any payments NHI is responsible to pay the Landlord under the Lease.

4. **Compliance with Regulations.** NHC ASC shall comply with all applicable regulations and laws and comply with the rules of any accrediting or regulatory body, agency or authority having jurisdiction over the Facility in the performance of its obligations hereunder. NHC ASC represents and warrants that it has reviewed all relevant federal and state health care fraud and abuse laws including, without limitation, the federal "Stark" legislation, and that it is and shall remain throughout the term of this Agreement fully compliant with all of the relevant requirements of such laws, as they may be amended from time to time.

5. **Termination.**

(a) By NHC ASC. This Agreement may be terminated by NHC ASC at any time upon written notice to NHI of such termination after the occurrence of any one of the following events:

(i) Material breach of this Agreement by NHI that is not cured or corrected within thirty days after such written notice from NHC ASC to NHI stating the specific default or breach; or

(ii) If any event of force majeure as sat forth in Section 16 hereof continues for more than ninety consecutive days; or

(iii) If NHI shall apply for or consent to the appointment: of a receiver, trustee or liquidator of NHI or all of a substantial part of its assets, files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, makes a general assignment for the benefit of creditors or takes advantage of any insolvency law, or if any order, judgment or decree shall be entered by any court; of competent jurisdiction, on the application of creditor, adjudicating NHI as bankrupt or insolvent or approving a petition seeking reorganization of NHI or appointment of a trust or a receiver, trustee, or liquidator of NHI or all or a substantial part of the assets of NHI; or

(b) By NHI. This Agreement may be terminated by NHI at any time upon written notice to NHC ASC of such termination after the occurrence of any one of the following events:

(i) Material breach of this Agreement by NHC ASC that is not cured or corrected within thirty days after written notice from NHI to NHC ASC stating the specific default of breach; or

(ii) If any event of force majeure as set forth in Section 16 hereof continues for more than ninety consecutive days; or

(iii) Final action by any body having jurisdiction resulting in the cessation of NHC ASC as a corporate entity, or the suspension of its (corporate) charter; or

(iv) If NHC ASC shall apply for or consent to the appointment of a receiver, trustee or liquidator of NHC ASC or all or a substantial, part of its assets, files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, makes a general assignment for the benefit of creditors or takes advantage of any insolvency law, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating NHC ASC as bankrupt or insolvent or approving of a petition seeking reorganization of NHC ASC or appointment of a receiver, trustee, or liquidator of NHC ASC or all or a substantial part of the assets of NHC ASC.

6. **Representations and Warranties of NHI.**

As of the date hereof, NHI hereby makes the following representations and warranties to NHC ASC.

6.1 Organization and Good Standing. NHI is a Texas limited partnership duly organized, validly existing and in good standing under the laws of its incorporation, with full limited partnership power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use.

6.2 Enforceability; Authority; No Conflict.

(a) This Agreement constitutes the legal, valid and binding obligation of NHI, enforceable against NHI in accordance with its terms. Upon the execution and delivery by NHI of this Agreement, this Agreement will constitute the legal, valid and binding obligation of NHI, enforceable against NHI in accordance with its terms. Subject to receipt of the Consents set forth in **Schedule 6.2(c),** NHI has the absolute and unrestricted right, power and authority to execute and deliver this Agreement any related ancillary documents to which it is a party and to perform its obligations under this Agreement and the ancillary related documents, and such action has been duly authorized by all necessary action by NHI's partners.

(b) Except as set forth in **Schedule 6.2(b),** neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

(i) Breach any provision of NHI's Partnership Agreement or any resolution adopted by the Partners of NHI;

(ii) Subject to any consent set forth on **Schedule 6.2(c)**, breach or give any governmental body or other person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under any legal requirement or any order to which NHI; or

(iii) Subject to receipt of the consents set forth on **Schedule 6.2(c)**, breach any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any assumed contract.

(c) Except as set forth in **Schedule 6.2(c)**, NHI is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

6.3 Disclosure. No representation or warranty or other statement made by NHI in this Agreement, the Disclosure Schedules or otherwise in connection with the transactions contemplated herein contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

7. **Representations and Warranties of NHC ASC.**

As of the Effective Date, NHC ASC makes the following representations and warranties to NHI.

7.1 Organization And Good Standing. NHC ASC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, with full limited liability company power and authority to conduct its business as it is now conducted. NHC ASC has all requisite power and authority to own and operate its properties and to carry on its business as now conducted. It has no financial or operating history.

7.2 Authority; No Conflict.

(a) This Agreement constitutes the legal, valid and binding obligation of NHC ASC, enforceable against NHC ASC in accordance with its terms. Upon the execution and delivery by NHC ASC of this Agreement, this Agreement will constitute the legal, valid and binding obligation of NHC ASC, enforceable against NHC ASC in accordance with its respective terms. Subject to receipt of the consents described herein, NHC ASC has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the NHC ASC's Closing Documents and to perform its obligations under this Agreement and such action has been duly authorized by all necessary limited liability company action.

(b) Neither the execution and delivery of this Agreement by NHC ASC nor the consummation or performance of any of the transactions contemplated herein by NHC ASC will give any person the right to prevent, delay or otherwise interfere with any of the transactions contemplated herein pursuant to:

(i) any provision of NHC ASC's Company Agreement;
(ii) any resolution adopted by the Managers or the members of NHC ASC;
(iii) any legal requirement or order to which NHC ASC may be subject; or
(iv) any contract to which NHC ASC is a party or by which NHC ASC may be bound.

(c) Except as otherwise set forth on **Schedule 6.2(c)**, NHC ASC is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

8. **Indemnification**

8.1 Indemnification And Reimbursement By NHI.

(a) NHI will indemnify and hold harmless NHC ASC, and its representatives, members, subsidiaries and related persons (collectively, the "NHC ASC Indemnified Persons") and will reimburse the NHC ASC Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and

expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

(i) any breach of any representation or warranty made by NHI in (i) this Agreement, (ii) the Disclosure Schedules, (iii) any other certificate, document, writing or instrument delivered by NHI pursuant to this Agreement;

(ii) (any breach of any covenant or obligation of NHI in this Agreement or in any other certificate, document, writing or instrument delivered by NHI pursuant to this Agreement;

(iii) any liability arising out of the ownership or operation of the Assets on or prior to the Closing;

(iv) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with NHI (or any person acting on their behalf) in connection with any of the transactions contemplated herein;

(v) any noncompliance with any or fraudulent transfer law in respect of the transactions contemplated herein;

(b) The measure of damages with respect to any matter giving rise to a claim for indemnification shall:

(i) take into account any tax benefits or costs of the Indemnified Party, as and when received or paid, with respect to the matter, including any direct or indirect tax benefits or costs arising from or in connection with (i) any loss or expense paid or incurred by the Indemnified Party and included in the measure of damages, or (ii) the Indemnified Party's receipt of any payment from the Indemnifying Party or other person with respect to the matter;

(ii) take into account any insurance or other recoveries received by the Indemnified Party with respect to the matter giving rise to the claim for indemnification, adjusted for any consequential cost or expense incurred by the Indemnified Party with respect to the filing of the claim for, or the receipt of, the insurance or other benefits;

(iii) include interest on any out-of-pocket payment of any amount indemnified hereunder from the date of payment until the date the payment is reimbursed, provided that any tax imposed on the Indemnified Party's with respect to the receipt of the interest shall not be taken into account in the measure of damages; and

(iv) not include any punitive or other non-economic damages, except to the extent that such amounts are asserted in a Third Party Claim.

8.2 Indemnification And Reimbursement By NHC ASC.

NHC ASC will indemnify and hold harmless NHI, and will reimburse NHI, for any damages arising from or in connection with:

(a) any breach of any representation or warranty made by NHC ASC in this Agreement or in any certificate, document, writing or instrument delivered by NHC ASC pursuant to this Agreement;

(b) any breach of any covenant or obligation of NHC ASC in this Agreement or in any other certificate, document, writing or instrument delivered by NHC ASC pursuant to this Agreement;

8.3 Third-Party Claims.

(a) Promptly after receipt by a person entitled to indemnity under Section 8.1 or 8.2 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice. For purposes of this Agreement, "Third Party Claim" is defined to mean any claim against an Indemnified Person by a person that is not a party to this Agreement.

(b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 8.3 of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of legal requirement or any violation of the rights of any person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person, and will be responsible for the Indemnified Person's reasonable fees of counsel and other expenses incurred in the defense of the Third Party Claims.

(c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its related persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d) With respect to any Third-Party Claim subject to indemnification under this Article, both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other person fully informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(e) With respect to any Third-Party Claim subject to indemnification under this Article, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of proceedings), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

8.4 Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

9. **Insurance.**

(a) Malpractice Insurance. NHC ASC shall obtain and maintain at its own expense liability insurance for itself in the minimum amount of two hundred thousand ($200,000) dollars for each occurrence and six hundred thousand ($600,000) dollars in the aggregate. NHC ASC shall prior to the commencement of occupancy by NHC ASC of the Facility, and from time to time thereafter, furnish appropriate evidence to NHI of the existence of such insurance with an insurance company licensed in the State of Texas.

NHI may immediately suspend NHC ASC's right to use the Facility hereunder if, professional liability insurance as specified above cannot or is not obtained or maintained at all times or if such professional liability insurance is cancelled, suspended, revoked, terminated or limited, and NHC ASC shall not be reinstated or permitted to use the Facility until such time as the full professional liability insurance is reinstated to the satisfaction of NHI. NHC ASC shall notify NHI within twenty-four (24) hours of receipt by it of any notice or information that NHC ASC's professional liability insurance has been cancelled, terminated, revoked or suspended.

(b) General Liability and Casualty Insurance. NHI shall obtain and maintain general liability and casualty insurance for itself reflecting the Facility and the Facility. NHI shall, upon

NHC ASC's written request, furnish to NHC ASC certified copies or certificates of the policies of such insurance and each renewal thereof. The amount of the insurance shall be determined in the reasonable judgment of NHI. NHI shall further, at its expense, provide and maintain comprehensive public liability insurance against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation or condition of its Facility, together with such other insurance as may be required by law or reasonably determined by NHI. NHI shall, upon NHC ASC's written request, furnish to NHC ASC certified copies or certificates of the policies of such insurance and each renewal thereof.

10. **HIPAA Privacy**. NHC ASC shall take all actions as are necessary to comply with any applicable patient confidentiality requirements imposed by NHI to comply with the applicable HIPAA and other patient privacy laws.

11. **Changes in Law**. Either party shall have the right to terminate the Agreement on written notice to the other, without liability, if on the advice of counsel experienced in such matters such party determines in such party's reasonable judgment that the terms of this Agreement are more likely than not to be interpreted to violate any law or regulation applicable to it, which, if violated, would jeopardize such party's status as a recipient of governmental or private funds for the provision of health care services or subject the party to risk of civil or criminal sanctions. Notwithstanding the foregoing, the parties shall first use reasonable efforts to amend this Agreement not only to the extent necessary to conform the potentially violative terms to the applicable law or regulation, and either party will only terminate this Agreement pursuant to this section if it determines, in such party's reasonable judgment, that in amendment will not result in compliance.

12. **Relationship between the Parties**. This Agreement is not intended, and shall not be construed, to create a joint venture, partnership or association between NHI and NHC ASC.

13. **Taxes**. NHC ASC shall pay and NHI shall collect as and when due on behalf of NHC ASC, any sales taxes levied by the State of Texas and local city governments with respect to the lease of the Facility by NHI to NHC ASC. Should a similar or substitute tax be assessed, NHC ASC authorizes NHI to add to the amount of each payment of Rent due hereunder any sales, use or leasing tax that may be imposed on or measured by such Rent. NHI shall be responsible for; at NHI's sole cost and expense, any and all other taxes payable or required to be collected in connection with the lease of the Facility, or otherwise in connection with this Agreement, including without limitation, any personal property taxes relating to the Facility, NHI's income taxes, and any tax due in connection with NHI's leasing from a third party the Facility.

14. **Complete and Entire Agreement; Conflicts**. This Agreement constitutes the entire agreement between the parties with respect to the subjects covered herein, and there are no representations, warranties, or prior understandings except as (i) expressly set forth herein, (ii) set forth in that certain Consent to Sublease, dated effective as of December 1, 2013, by and among NHI, NHC ASC, and Landlord (the "***Consent***"), and (iii) except as set forth in the Lease. This Agreement supersedes any and all prior agreements and understandings related to the subject matter hereof and may not be amended except by an agreement in writing signed by both parties. In the event of any conflicts among the provisions of the Primary Lease, this Agreement and the Consent, the provisions of the Primary Lease shall control.

15. **Assignments**. This Agreement may not be assigned by either party without the prior written consent of the other party.

16. **Force Majeure**. If either party's ability to perform its obligations hereunder is limited or prevented in whole or in part due to act of God, war, invasion, acts of foreign enemy, hostilities (whether war be declared or not), strikes and/or industrial disputes, delay on the part of the supplier or transportation delay, such party, without liability of any kind, shall be excused, discharged, and released from performance to the extent such performance is limited, delayed or prevented.

17. **Notices**. Except as otherwise expressly set forth herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or sent by facsimile, or when deposited in the United States mail, certified or registered and with proper postage prepaid, or upon delivery, when sent by overnight courier, charges prepaid, addressed to the party for whom intended as such party's address as set forth below:

If to NHC ASC:

NHC ASC-Dallas, LLC
4120 Southwest Freeway, Ste. 150
Houston, Texas 77027

If to NHI:

Northstar Healthcare Inc.
4120 Southwest Freeway, Ste. 150
Houston, Texas 77027

Any person to whom notice or copies of notices may be given hereunder may from time to time change said address by written notices as provided herein.

18. **Miscellaneous.**

(a) Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Harris County, Texas, for a resolution of all disputes arising in connection with the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

(b) Counterparts. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

(c) Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

(d) Waiver. The failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition

for the future, nor shall any specific waiver of a term, provision or condition at one time be deemed a waiver of such term, provision or condition for any future time or times.

(e) Costs of Enforcement. In the event it is necessary for any party to retain the services of an attorney or to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other remedies, all costs of such enforcement, including reasonable attorneys' fees and costs and including trial and appellate proceedings.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

NHI:

NORTHSTAR HEALTHCARE INC.,
a British Columbia company

By: ______________________________
Harry Fleming, CFO

NHS ASC:

NHC ASC – DALLAS, LLC,
a Texas limited liability company

By: ______________________________
Kenneth Efird, President

EXHIBIT A

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